Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name

Jurisdiction of Incorporation/Organization

Tennessee Commerce Bank

Tennessee

Tennessee Commerce Bank Statutory Trust I

Delaware

Tennessee Commerce Bank Statutory Trust II

Delaware